SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant /X/
                 Filed by a party other than the registrant / /


                           Check the appropriate box:
                         /X/ Preliminary Proxy Statement
                / / Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(E)(2))


                         / / Definitive Proxy Statement
                   / / Definitive Additional MaterialsATERIALS
        / / Soliciting Material Pursuant to Rule 14a-11(c) OR Rule 14a-12


                                   PSINET INC.
                (Name of Registrant as Specified in Its Charter)


               Payment of Filing Fee (Check the appropriate box):

                              /X/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14A-6(i)(1) AND 0-11.


     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A


             / / Fee paid previously with preliminary materials: N/A
    / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount Previously Paid: N/A
     (2)     Form, Schedule or Registration Statement No.: N/A
     (3)     Filing Party: N/A
     (4)     Date Filed: N/A

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1999

         The Special Meeting of Shareholders of PSINet Inc., a New York corporation (the "Company"), will be held at[______________], ______, Virginia on September 28, 1999, at __:00 a.m. for the purpose of considering and acting upon the following matters:

         1. The approval of the 1999 Employee Stock Purchase Plan and related 1999 International Employee Stock Purchase Plan.

         2. The approval of a resolution allowing shares of the Company's Common Stock to be issued as a dividend on the Company's 6 3/4% Series C Cumulative Convertible Preferred Stock.

         3. The approval of an amendment to the Company's Certificate of Incorporation allowing the Company to issue shares of one class or series of its stock as a distribution to holders of another class or series of its stock.

         4. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 280 million shares to 530 million shares, of which 500 million will be shares of Common Stock and 30 million will be shares of Preferred Stock.

         5. The approval of amendments to the Company's Executive Stock Incentive Plan to increase the number of shares of Common Stock available for awards under the Executive Stock Incentive Plan from 11,800,000 shares to 15,800,000 shares.

         6. The approval of amendments to the Company's Strategic Stock Incentive Plan to increase the number of shares of Common Stock available for awards under the Strategic Stock Incentive Plan from 4,500,000 shares to 8,000,000 shares.

         7. The conduct of such other business as shall properly come before the meeting and any adjournments thereof.

         Pursuant to the By-laws of the Company, the Board of Directors has fixed the close of business on August 18, 1999 as the record date for determining the Shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

         Please note that you may have the choice of voting over the Internet or by telephone. Follow the instructions on your proxy card or, if your shares are held in the name of a bank or broker, follow the instructions on the form you receive from your bank or broker.

         ALL SHAREHOLDERS ARE URGED TO CAST THEIR VOTE ON THE INTERNET OR BY TELEPHONE, OR TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

                                             By Order of the Board of Directors,



                                             Teresa Zajonczkoski
                                             Corporate Secretary

August 00, 1999
Herndon, Virginia

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1999


                          SOLICITATION ON BEHALF OF THE
                        BOARD OF DIRECTORS OF PSINET INC.



         This Proxy Statement is being mailed to holders of PSINet Common Stock ("Shareholders") on or about August 24, 1999, in connection with the solicitation of proxies by the Board of Directors of PSINet Inc., a New York corporation ("PSINet" or the "Company"), to be used at the Special Meeting of Shareholders of the Company (the "Special Meeting"), to be held on September 28, 1999. Accompanying this Proxy Statement is a Notice of Special Meeting of Shareholders and a form of proxy for such meeting.

         All proxies which are properly completed, signed and returned to the Company, or cast electronically or by telephone in accordance with the instructions provided, in time will be voted in accordance with the instructions thereon. Proxies may be revoked by any shareholder upon written notice to the Secretary of the Company prior to the exercise thereof and Shareholders who are present at the Special Meeting may withdraw their proxies and vote in person if they so desire. You may elect to vote in favor of, against or abstain from voting on any proposal.

         The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone and electronic means. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. as its proxy solicitor in connection with the Special Meeting for an amount not to exceed $4,000 plus reasonable costs incurred by MacKenzie.

         The Board of Directors has fixed the close of business on August 18, 1999, as the record date for the determination of Shareholders who are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately ___________ shares of its common stock, $.01 par value (the

"Common Stock"). Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings.

         A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to establish a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting with respect to the proposals at the Special Meeting is required for the approval of the proposed Employee Stock Purchase Plan and related International Employee Stock Purchase Plan and the amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan. In addition, the affirmative vote of a majority of all outstanding shares entitled to vote is required for the approval of the resolution regarding dividends on the Series C Preferred Stock and each of the two proposed amendments to the Company's Certificate of Incorporation.

         Abstentions may be specified with respect to any of the proposals. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting, but not as votes having been cast in respect of the voting on any proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to Shareholders at the Special Meeting are non-discretionary proposals, other then Proposal 4 with respect to an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock. Accordingly, any broker non-votes in respect of these proposals will be treated as abstentions with respect to each proposal, which will not affect the outcome of the votes with respect to Proposals 1, 5, and 6, but will have the effect of a vote against proposals 2 and 3.

                STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth the beneficial ownership of PSINet's Common Stock, as of July 31, 1999, by (1) each person who is known by us to own beneficially more than five percent of the Company's Common Stock; (2) each director of PSINet who owns shares of the Company's Common Stock; (3) the executive officers of the Company named in the Summary Compensation Table appearing under the heading "Executive Compensation"; and (4) all directors and executive officers of PSINet as a group.

                                              AMOUNT BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                              OWNED(1)          CLASS
-------------------------------------         -------------------    -----------

IXC Internet Services, Inc..................      10,229,789(2)         15.8%

William L. Schrader.........................       5,709,677(3)          8.8
T. Rowe Price Associates, Inc...............       5,168,600(4)          8.0
Harold S. Wills.............................         454,528(5)            *
David N. Kunkel.............................         395,388(6)            *
Edward D. Postal............................         209,021(7)            *
Harry G. Hobbs..............................         104,585(8)            *
William H. Baumer...........................          94,488(9)            *
Ralph J. Swett..............................          13,750(10)           *
Ian P. Sharp................................          10,000(11)           *
Executive officers and directors as a group
   (12 persons).............................       7,044,278(12)        10.9
-------------

* Less than 1%

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

(2) These shares could be deemed to be beneficially owned by the members of the Board of Directors of IXC, consisting of Jeffrey C. Smith and Stuart
      K. Coppens, as well as by the members of the Board of Directors of IXC Communications Inc. ("IXC Communications"), the parent company of IXC, consisting of Wolfe (Bill) H. Bragin, Joe C. Culp, Richard D. Irwin, Carl
      W. McKinzie, Ralph J. Swett, Phillip L. Williams and John M. Zrno. IXC's address is City View Center, 1122 Capitol of Texas Highway South, Austin, Texas 78746. See "Certain Relationships and Transactions--Strategic Alliance with IXC--IXC Shares." Includes an aggregate of 3,000,000 shares, 1,500,000 of which, according to IXC's Schedule 13D Amendment No. 1 dated June 11, 1999, IXC loaned to Merrill Lynch International ("MLI") in June 1999 in respect of a forward-purchase agreement with MLI, to be settled in the second quarter of 2002 or sooner upon the occurrence of certain specified events, pursuant to which MLI made a payment to IXC of $51,963,068.36, and 1,500,000 of which, according to IXC's Schedule 13D Amendment No. 3 dated July 16, 1999, IXC loaned to MLI in July 1999 in respect of a forward-purchase agreement with MLI, to be settled in the first quarter of 2002 or sooner upon the occurrence of certain specified events, pursuant to which MLI made a payment to IXC of $59,750,806.68. In the amendments to its Schedule 13D, IXC stated, among other things, that it has waived the right to vote any of the loaned shares during the term of these transactions.

(3) Includes 5,557,457 shares which are pledged with NationsBank in respect of four lines of credit providing Mr. Schrader with up to $20.1 million on an aggregate basis, of which approximately $17.6 million (including principal and interest) was outstanding as of July 31, 1999, at an interest rate equal to the 30 day LIBOR rate plus 1.65% per annum. Includes 1,000 shares held by Mr. Schrader and his wife as joint tenants with rights of survivorship. Also includes 150,000 shares held by a limited liability company of which Mr. Schrader and his wife have shared voting and dispositive power. Does not include 1,062,612 shares beneficially owned by Mr. Schrader's wife, nor 111,882 shares held by two trusts (of which Mr. Schrader's wife is trustee) for the benefit of two minor children of Mr. Schrader's. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife and held in trust for his minor children. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170.

(4) In a Schedule 13G dated February 12, 1999, T. Rowe Price Associates, Inc. claimed sole voting power over 385,000 shares, sole dispositive power over 5,168,600 shares and no shared voting or shared dispositive power over any shares. T. Rowe Price and Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) Includes 448,437 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 406,334 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(6) Includes 392,859 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 253,334 shares issuable upon the exercise of options which are not deemed to be presently exercisable or 29,571 shares beneficially owned by Mr. Kunkel's wife. Mr. Kunkel disclaims beneficial ownership of the shares beneficially owned by his wife.

(7) Includes 194,221 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 280,779 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 225,415 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes 50,000 shares issuable upon the exercise of outstanding warrants and 4,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 7,500 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(10) Includes 3,750 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 11,250 shares issuable upon the exercise of options which are not deemed to be presently exercisable, and does not include 10,229,789 shares beneficially owned by IXC, of which Mr. Swett is a director and was the chairman of the board. Mr. Swett disclaims beneficial ownership of the shares beneficially owned by IXC. See "Certain Relationships and Transactions--Strategic Alliance With IXC."

(11) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 10,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(12) See notes (3) and (5) through (11) above. Includes also approximately 94,583 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to four executive officers. Does not include approximately 364,917 shares issuable upon the exercise of outstanding options granted to four executive officers which are not deemed to be presently exercisable.



                                   MANAGEMENT

         The following sets forth certain information as of July 31, 1999 concerning the directors and executive officers of PSINet.

NAME                                        AGE               POSITION
----                                        ---               --------

EXECUTIVE OFFICERS:

William L. Schrader (1)(3)..........         47               Chairman of the Board of Directors and Chief
                                                              Executive Officer (Founder)
Harold S. Wills.....................         57               President, Chief Operating Officer and
                                                              Director
David N. Kunkel.....................         56               Executive Vice President, General Counsel and
                                                              Director
Edward D. Postal....................         43               Senior Vice President and Chief Financial
                                                              Officer
E. A. Davis.........................         53               Senior Vice President and President,
                                                              PSINetworks Company
Harry G. Hobbs......................         45               Senior Vice President and President, PSINet
                                                              Europe

                                      -5-


Philippe J. Kuperman................         55               Senior Vice President and President, PSINet
                                                              Latin America
Chi H. Kwan.........................         47               Senior Vice President and President, PSINet
                                                              Asia/Pacific
Michael J. Malesardi................         39               Vice President and Controller

NON-EXECUTIVE DIRECTORS:

William H. Baumer(1)(2)(3)..........         66               Director
Ian P. Sharp(2)(3)..................         67               Director
Ralph J. Swett(1)(2)................         64               Director

------------

(1)      Member of Compensation Committee.

(2)      Member of Audit Committee.

(3)      Member of Financing Committee.



         William L. Schrader is the founder of PSINet and has served as Chairman of the Board of Directors and Chief Executive Officer since the Company's inception and as President from the Company's inception to September 1998. Prior to forming PSINet, Mr. Schrader served as President and Chief Executive Officer of NYSERNet Inc., a provider of data networking services in New York State ("NYSERNet"), from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center. Mr. Schrader's term of office as a director of PSINet expires in 2001.

         Harold S. Wills has served as President since September 1998 and as a director of PSINet and the Company's Chief Operating Officer since April 1996, and served as Executive Vice President from April 1996 to September 1998. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995. Mr. Wills's term of office as a director of PSINet expires in 2000.

         David N. Kunkel has served as Executive Vice President since 1998, as a director of PSINet since September 1995, and as the Company's as General Counsel since June 1995. Mr. Kunkel also served as Senior Vice President from September 1996 to September 1998, as the Company's Secretary from 1995 to September 1998, and as the Company's Vice President of International Operations from Vice President from July 1995 to September 1996. He was Senior Counsel to Nixon, Hargrave, Devans & Doyle LLP (now known as Nixon Peabody LLP), outside counsel to PSINet, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to PSINet from the Company's inception until July 1995. Mr. Kunkel's term of office as a director of PSINet expires in 2001.

         Edward D. Postal has served as Senior Vice President since 1998 and Chief Financial Officer since August 1997. Mr. Postal served as the Company's Vice President from October 1996 to August 1998. He served as Senior Vice President, Chief Financial Officer and a director of The Hunter Group, Inc., a systems integration consulting firm, from March 1995 to October 1996, as Vice President and Chief Financial Officer of The Wyatt Company, an international employee benefits and human resources consulting firm (currently Watson Wyatt Worldwide), from December 1991 to October 1994 and as controller/treasurer of The Wyatt Company from November 1985 to December 1991. From 1981 to November 1985, Mr. Postal served in various financial management positions at Satellite Business Systems, a satellite communications company acquired by MCI in 1985, and, prior thereto, held various positions at Touche Ross & Co. (currently Deloitte & Touche LLP).

         E. A. "Ted" Davis has served as Senior Vice President and President, PSINetworks Company since October 1998. Prior to joining the Company, Mr. Davis served as Vice President of Customer Technical Support for Lucent Technologies (formerly the network services division of AT&T Corp.), from January 1995 to April 1998. Prior thereto, Mr. Davis served in various technical and management positions with AT&T Corp. since beginning his career there in June 1968.

         Harry G. Hobbs has served as Senior Vice President and President, PSINet Europe since September 1998 and served as Vice President, Customer Administration from September 1997 to September 1998. Mr. Hobbs served as Vice President, Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint Spectrum, from February 1995 to August 1997. Prior thereto, Mr. Hobbs served in various positions in the Customer Service, Operations and Large Account Support groups at MCI, including Vice President, Global Customer Service from September 1993 to February 1995, Director, Operations from March 1992 to February 1995 and Director, Large Account Group from November 1990 to March 1992.

         Philippe Kuperman has served as Senior Vice President and President, PSINet Latin America since May 1999. Mr. Kuperman served as Vice President Americas and Asia for the Language Technology Division of Lernout & Hauspie Speech Products N.V., a developer of translation software, from October 1998 to February 1999. Mr. Kuperman was employed by Globalink Inc., which was acquired by Lernout & Hauspie, as Executive Vice President of Worldwide Sales and Marketing from July 1996 to January 1997 and as Senior Vice President of International Operations from January 1997 to September 1998. Mr. Kuperman served in various positions at Software AG, a developer of database, networking and application software, from 1989 to May 1996, most recently as Senior Vice President, Indirect Sales Worldwide.

         Chi H. Kwan has served as Senior Vice President and President, PSINet Asia/Pacific since October 1998. Mr. Kwan served as Vice Chairman and Representative Director of Montblanc Japan K.K., a maker of luxury branded products, from May 1997 to September 1998. Mr. Kwan served in several executive management positions with Pitney Bowes Corporation and its affiliates, including Vice Chairman and Director and Vice President Market Development, Asia Pacific, from October 1995 to April 1997, and President and Representative Director of Dodwell Pitney Bowes Corporation from April 1992 to September 1995. From 1975 to April

1992, Mr. Kwan held various senior management positions with Nicolet Japan, K.K., Finnegan-Mat Instruments Inc. and H.B. Fuller Japan Inc.

         Michael J. Malesardi has served as Vice President and Controller of PSINet since July 1997. Mr. Malesardi served as Director of Financial Administration of Watson Wyatt Worldwide, an international employee benefits and human resources consulting firm ("Watson Wyatt"), from April 1995 to May 1997 and as Controller of Watson Wyatt from February 1992 to April 1995. From September 1982 to February 1992, Mr. Malesardi held various positions at Price Waterhouse LLP (currently PricewaterhouseCoopers LLP), the latest as Senior Audit Manager.

         William H. Baumer has served as a director of PSINet since 1993. Mr. Baumer has been a Professor of Philosophy at the University at Buffalo since 1971 and was the Acting Chairman of the Department of Economics at the University at Buffalo from June 1992 until June 1995. Mr. Baumer also served as Treasurer and Vice President of NYSERNet from January 1986 to December 1990 and from December 1989 to December 1990, respectively. Mr. Baumer's term of office as a director of PSINet expires in 2000.

         Ian P. Sharp has served as a director of PSINet since September 1996. Mr. Sharp is currently retired and was the President and founder of I.P. Sharp Associates, a software development company, from December 1964 through July 1989. Mr. Sharp's term of office as a director of PSINet expires in 2001.

         Ralph J. Swett has served as a director of PSINet since February 1998. Mr. Swett is currently Vice Chairman of IXC Communications and was Chairman of IXC Communications from its formation in July 1992 through April 1998, and served as Chief Executive Officer and President of IXC Communications from July 1992 to October 1997. Mr. Swett served as Chairman of the Board and Chief Executive Officer of Communications Transmission, Inc. ("CTI") from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of Times Mirror and a previous owner of IXC Carrier, and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett served as Chairman of IXC Carrier from 1979 through April 1998, and served as its Chief Executive Officer from 1986 to October 1997 and its President from 1991 to October 1997. Mr. Swett has managed communications businesses for the past 26 years. Mr. Swett's term of office as a director of PSINet expires in 2000. See "Certain Relationships and Transactions--Strategic Alliance With IXC."

         Pursuant to the IRU Purchase Agreement between the Company and IXC, Ralph J. Swett, the former Chairman of IXC Communications, was elected, effective as of the closing of the transaction, to the Company's Board of Directors. The IRU Purchase Agreement provides that the Company's Chairman will recommend that Mr. Swett continue to be re-elected to the Board for so long as IXC continues to own at least 95% of the shares of the Company's Common Stock the Company issued to IXC in connection with the transaction. IXC has recently entered into transactions that may cause or have caused this provision to no longer be effective. See "Stock Ownership of Certain Beneficial Owners and Management." IXC is an indirect wholly owned subsidiary of IXC Communications. See "Certain Relationships and Transactions--Strategic Alliance With IXC."

         The Company's Board of Directors is divided into two classes of at least three directors each and as nearly equal in number as possible, and directors are elected for terms of two years on a staggered basis. The Board of Directors is currently composed of six directors, three of whose terms expire in 2000 and three whose terms expire in 2001 and until their respective successors have been elected and qualified. Each of the Company's executive officers serves at the pleasure of the Board of Directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


         STRATEGIC ALLIANCE WITH IXC

         General Terms. In February 1998, the Company acquired from IXC 20-year noncancellable indefeasible rights of use for specified purposes in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth (the "PSINet IRUs") in selected portions across the IXC fiber optic telecommunications system within the United States (the "Available System"). The PSINet IRUs were acquired in exchange for the issuance to IXC of 10,229,789 shares of the Company's Common Stock, representing approximately 20% of the Company's issued and outstanding Common Stock after giving effect to such issuance and having an aggregate market value of $78.6 million based on the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market on such date of $7.6875 (the "IXC Shares"), pursuant to an IRU and Stock Purchase Agreement, dated as of July 22, 1997, between PSINet and IXC, as amended (the "IRU Purchase Agreement").

         IXC Shares. IXC has been granted demand and "piggyback" registration rights with respect to the IXC Shares pursuant to a registration rights agreement between the Company and IXC. In the event IXC proposes to sell or otherwise dispose of any of the IXC Shares, other than pursuant to a pledge to an unaffiliated third party lender, the Company has a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Company's Common Stock as reported by The Nasdaq Stock Market or the principal securities exchange on which the Company's Common Stock is then listed on the date notice of such proposed sale is given to the Company. Other than as set forth above and except for transfer restrictions existing from time to time under applicable federal and state securities laws, the IXC Shares are not subject to any transfer restrictions or to any voting restrictions or other agreements with PSINet. The IXC Shares are currently eligible for sale in the public market subject to compliance with the volume limitations, manner of sale provisions, notice requirements and other requirements of Rule 144 under the Securities Act of 1933.

         PSINet IRUs. The total amount of bandwidth corresponding to the PSINet IRUs is contemplated to be delivered to the Company, to the extent then available, in specified increments every six months during the two year period following the closing. As of June 30, 1999, approximately 13,412 route miles of OC-12 (equivalent to approximately 3,353 route miles of OC-48) bandwidth corresponding to the PSINet IRUs, connecting New York, Washington, D.C., Atlanta, Chicago, Dallas, Houston, Phoenix, Las Vegas, Los Angeles, Seattle and San Francisco and certain major cities in between, have been placed into operation on the PSINet network. PSINet currently anticipates delivery of the remaining bandwidth corresponding to the PSINet IRUs over the next 12 to 18 months. IXC has granted the Company a security interest in, among other collateral, a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier, Inc., its direct parent company and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations under the IRU Purchase Agreement to deliver the PSINet IRUs. IXC will provide customary operation and maintenance services with respect to the bandwidth delivered to the Company at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.2 million per each 1,000 equivalent route miles of OC-48 bandwidth accepted under the IRU Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by the Company at agreed upon fees.

         Joint Marketing and Services Agreement. In connection with this transaction, the Company and IXC also entered into a Joint Marketing and Services Agreement (the "Marketing Agreement") pursuant to which each party is entitled to market the products and services of the other under its own brand. Pursuant to the Marketing Agreement, PSINet has agreed to provide IXC with managed connectivity services, value-added services and opportunity consulting services for specified fees which, in light of the strategic importance to the Company of the PSINet IRUs and the Company's other arrangements with IXC described herein, PSINet has agreed will be, or will be equal to, the lowest offered by the Company. To date, no products or services have been provided under the Marketing Agreement.

         Other Transactions. In addition to the transactions described above, IXC Communications or its affiliates and PSINet are parties to transactions in the ordinary course of business which the Company believes are on terms no more favorable than could be obtained on an arms' length basis with independent third parties. On July 21, 1999, IXC Communications announced that it had agreed to merge with Cincinnati Bell, Inc.


                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors met 14 times during the year ended December 31, 1998. Each of the directors except for Mr. Swett attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during the last fiscal year.

         The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Financing Committee. The Board does not have a standing nominating committee.

         The Audit Committee met five times during the year ended December 31, 1998. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Baumer, Sharp and Swett.

         The Compensation Committee met eight times during the year ended December 31, 1998. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan, Executive Stock Incentive Plan and Strategic Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Baumer, Schrader and Swett.

         The Financing Committee did not meet during the year ended December 31, 1998, although certain matters within the purview of such committee, including debt issuances, were approved by the full Board of Directors. The Financing Committee may authorize and approve financings of debt securities by the Company, lease financings and equity financings subject to certain limitations. The current members of the Financing Committee are Messrs. Baumer, Schrader and Sharp.


                            COMPENSATION OF DIRECTORS

         Directors, other than those who also are employees or consultants of the Company or are serving on the Board of Directors as representatives of a shareholder, receive annual fees of $15,000, with Committee Chairmen receiving an additional amount of $3,000 each per year, and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the Company's Board of Directors and, thereafter, for annual grants of options to purchase 5,000 shares of Common Stock to be made to each eligible director who has served on the Company's Board of Directors for at least 12 months. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. The plan provides that Initial Grants thereunder vest over a four-year period in respect of the exercise of one-sixteenth of the shares subject thereto on the last day of each calendar quarter following such grant, and that annual option awards vest over a two-year period in respect of one-half of the shares subject thereto on each of the first and second anniversaries of the grant date. Each of Messrs. Sharp and Swett received Initial Grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan. In addition, directors who are not also officers of the Company receive fees of $1,000 per day for Board and Committee meetings, $200 per day for Board and Committee conference calls and $1,250 per day for on-site consultations not in conjunction with a Board of Directors meeting. Committee Chairmen receive an additional $250 for each Committee meeting attended and $50 for each Committee conference call attended. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings. The Company has issued to Mr. Baumer warrants to purchase 25,000 shares of Common Stock for $1.60 per share in return for Mr. Baumer's services as a director of the Company through 1996. Mr. Baumer also holds warrants to purchase an additional 25,000 shares in return for consulting services previously rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the Board of Directors receives any fees or other compensation for serving in such capacity.

                             EXECUTIVE COMPENSATION

         Summary Compensation. The following table sets forth in summary form the compensation paid by the Company to its chief executive officer and to each of its four most highly compensated executive officers other than the chief executive officer as of December 31, 1998 for services rendered to the Company in all capacities.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                            ANNUAL COMPENSATION                           AWARDS
                                    -----------------------------------             -------------------
                                                                                  SECURITIES
NAME AND                                                      OTHER ANNUAL        UNDERLYING       ALL OTHER
PRINCIPAL POSITION           YEAR   SALARY      BONUS (1)($)  COMPENSATION ($)    OPTIONS (#)   COMPENSATION($)
------------------           ----   ------      ------------  ----------------    -----------   ---------------
                                    (1)($)

William L. Schrader          1998   $314,519     $200,000           $ 5,905 (2)          --      $ 1,195 (3)
   Chairman and              1997    248,519      150,000             7,457(2)           --        3,135 (3)
   Chief Executive Officer   1996    194,471        2,438             2,015(2)           --        3,135 (3)

Harold S. Wills (4)          1998   $360,500     $150,000           $ 9,354 (5)     225,000 (6)  $ 3,250 (7)
   President and             1997    252,654      100,000             9,929 (5)     250,000 (6)    3,125 (7)
   Chief Operating Officer   1996    146,154       77,500            30,825 (5)     250,000 (6)      --

David N. Kunkel              1998   $334,192     $150,000           $ 4,288 (8)      200,000 (9) $ 3,250 (7)
   Executive Vice President  1997    299,327      100,000             6,550 (8)     100,000 (9)    3,125 (7)
   and General Counsel       1996    272,596      103,438            88,474 (8)     251,193 (9)      --

Edward D. Postal (10)        1998   $252,288     $115,000           $ 5,590 (11)    200,000 (12) $ 3,250 (7)
   Senior Vice President and 1997    204,077       75,000             6,880 (11)     75,000 (12)   3,125 (7)
   Chief Financial Officer   1996     34,865       60,872               --          100,000 (12)     --

Harry G. Hobbs (13)          1998   $197,847     $112,500           $23,143 (14)    250,000 (15) $ 3,250 (7)
   Senior Vice President and 1997      5,385       25,000                --          50,000 (15)     --
   President, PSINet Europe

-------------------------------

(1) Amounts reported in respect of a particular fiscal year reflect amounts earned for services rendered in that fiscal year regardless of when paid.

(2) Consists of (i) $1,034 and $5,107 paid to Mr. Schrader with respect to installation of a security system at Mr. Schrader's home in 1998 and 1997, respectively, (ii) a car allowance of $3,290, $2,350 and $2,015 in 1998, 1997 and 1996, respectively, and (iii) a $1,581 taxable trip provided by the Company to Mr. Schrader in 1998.

(3) Consists of: (i) insurance premiums in the amount of $2,135 paid by the Company in each of 1997 and 1996 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr.
      Schrader's life and (ii) matching contributions made to Mr. Schrader's account under the Company's 401(k) Plan in the amount of $1,195 in 1998 and in the amount of $1,000 in each of 1997 and 1996.

                                      -12-


(4)   Mr. Wills joined the Company as Executive Vice President and Chief
      Operating Officer in April 1996. Accordingly, no information is provided for periods prior thereto with respect to Mr. Wills.

(5) Consists of (i) $473 and $6,051 paid to Mr. Wills for installation of a security system at his home in 1998 and 1997, respectively, (ii) car allowances of $3,173, $3,878 and $256 paid to Mr. Wills in 1998, 1997 and 1996, respectively, (iii) a $5,708 taxable trip provided by the Company to Mr. Wills in 1998, and (iv) payments made to Mr. Wills in 1996 in connection with his relocation as follows: $15,271 for certain closing costs on his new home and $15,298 for moving expenses.

(6)   Consists of (i) 125,000 options issued under the Company's Strategic Stock
      Incentive Plan in 1998, (ii) 125,000, 50,000 and 250,000 options issued under the Company's Executive Stock Incentive Plan in 1998, 1997 and 1996, respectively, and (iii) 200,000 options issued under the Company's
      Executive Stock Option Plan in 1997. Does not include options with respect to 100,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to a failure to satisfy certain vesting conditions.

(7) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(8) Consists of (i) car allowances of $4,288 and $3,544 paid to Mr. Kunkel in 1998 and 1997, respectively, (ii) payments made to Mr. Kunkel in connection with his relocation as follows: $830 for certain closing costs on the sale of his primary residence paid to Mr. Kunkel in 1997, $2,176 and $36,299 for certain carrying costs for his residence pending such sale paid to Mr. Kunkel in 1997 and 1996, respectively, and (iii) $52,175 paid to Mr. Kunkel in 1996 pursuant to an agreement to guarantee Mr. Kunkel a minimum price on the sale of his primary residence.

(9)   Consists of (i) 100,000 options issued under the Company's Strategic Stock
      Incentive Plan in 1998, (ii) 100,000 options issued under the Company's
      Executive Stock Incentive Plan in 1998, (iii) 100,000 options issued pursuant to the Company's Executive Stock Option Plan in 1997, and (iv) options issued in connection with a company-wide repricing of certain previously granted options in 1996. Does not include options with respect to 18,494 shares granted in February 1996 (with respect to 1995) which were replaced in connection with such repricing or options with respect to 75,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to a failure to satisfy certain vesting conditions. Does not include options with respect to 251,193 shares issued under the Company's Executive Stock Incentive Plan pursuant to Mr. Kunkel's employment agreement with the Company which were replaced in connection with a company-wide repricing as of April 5, 1996.

(10)  Mr. Postal joined the Company as Vice President and Chief Financial
      Officer in October 1996. Accordingly, no information is provided for periods prior thereto with respect to Mr. Postal.

(11)  Represents a car allowance to Mr. Postal.

                                      -13-

(12)  Consists of (i) 100,000 options issued under the Company's Strategic Stock
      Incentive Plan in 1998, (ii) 100,000, 36,050 and 100,000 options issued under the Company's Executive Stock Incentive Plan in 1998, 1997 and 1996, respectively, and (iii) 38,950 options issued under the Company's
      Executive Stock Option Plan in 1997.

(13)  Mr. Hobbs joined the Company as Vice President, Customer Administration in
      August 1997. Accordingly, no information is provided for periods prior thereto with respect to Mr. Hobbs. Mr. Hobbs was promoted to Senior Vice
      President of the Company and President of PSINet Europe in October 1998.

(14) Consists of (i) a payment of $21,562 made to Mr. Hobbs pursuant to his employment agreement in connection with his relocation to Switzerland, which amount is equal to one-month of Mr. Hobbs' salary ($18,750) plus a 15% Cost of Living Adjustment ($2,812) , and (ii) a $1,581 taxable trip provided by the Company to Mr.
      Hobbs.

(15)  Consists of (i) 100,000 options issued in 1998 under the Company's
      Strategic Stock Incentive Plan and (ii) 150,000 and 50,000 options issued in 1998 and 1997, respectively, under the Company's Executive Stock
      Incentive Plan.

         Option Grants. The following table sets forth certain information, as of December 31, 1998, concerning individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the persons named in the Summary Compensation Table above.

                                                  OPTION GRANTS

                                                Individual Grants
                     -------------------------------------------------------------------------

                      NUMBER OF                                                         POTENTIAL REALIZABLE
                     SECURITIES    PERCENT OF TOTAL         EXERCISE                      VALUE AT ASSUMED
                     UNDERLYING     OPTIONS GRANTED         OR BASE                    ANNUAL RATES OF STOCK
                      OPTIONS      TO EMPLOYEES IN           PRICE       EXPIRATION      PRICE APPRECIATION
NAME                  GRANTED (#)    FISCAL YEAR (1)        ($/SH)         DATE           FOR OPTION TERM
----              ---------------   ----------------        -------      ---------      ---------------------
                                                                                        5%($)             10%($)
                                                                                        -----             ------
William L. Schrader        0                 0                   $0         --                $0                  $0

Harold S. Wills      100,000 (2)          1.54%             $7.6250       02/20/08      $479,532          $1,215,229
                     125,000 (3)          1.93              10.6875       06/10/08       840,164           2,129,140

David N. Kunkel      100,000 (2)          1.54%             $7.6250       02/20/08      $479,532          $1,215,229
                     100,000 (3)          1.54              10.6875       06/10/08       672,131           1,703,312

Edward D. Postal     100,000 (2)          1.54%             $7.6250       02/20/08      $479,532          $1,215,229
                     100,000 (3)          1.54              10.6875       06/10/08       672,131           1,703,312

Harry G. Hobbs        50,000 (2)          0.77%             $7.7188       02/27/08      $242,716          $ 615,089
                     100,000 (3)          1.54              10.6875       06/10/08       672,131           1,703,312
                     100,000 (2)          1.54              10.5000       08/31/08       660,339           1,673,430

---------------------------

                                      -14-


(1) Based upon total grants of options in respect of 6,483,804 shares of Common Stock made during 1998.

(2) Granted under the Company's Executive Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(3) Granted under the Company's Strategic Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to the continued employment by the Company on each of such dates. Under each of the Company's Executive Stock Incentive Plan, Executive Stock Option Plan,
      Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.


         Aggregate Year-End Option Values. The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 1998. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                         SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                                         AT DECEMBER 31, 1998(#)        AT DECEMBER 31, 1998 ($)(1)
                                                         -----------------------        ---------------------------
                       SHARES
                      ACQUIRED           VALUE
NAME                 ON EXERCISE (#)    REALIZED ($)  EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----                 ---------------    ------------  -----------   -------------      -----------    -------------

William L. Schrader      --                --          427,000           0             $8,090,425         --

Harold S. Wills          --                --          301,041       423,959           $3,744,327     $5,191,610

David N. Kunkel          --                --          296,414       254,779           $3,532,722     $3,087,248

Edward D. Postal         --                --          115,055       259,945           $1,361,632     $3,065,180

Harry G. Hobbs           --                --           47,917       252,083           $  560,222     $2,781,963

---------------

(1) Based upon a closing price of $20.875 on December 31, 1998, as reported on The Nasdaq Stock Market.

         Employment Agreements. The Company has employment agreements with each of Messrs. Wills, Kunkel, Postal and Hobbs. The Company also has employment agreements with most of its other officers other than Mr. Schrader pursuant to which they serve in their respective capacities.

         Mr. Wills's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $425,000, and also provides for a performance bonus of $150,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

         Mr. Kunkel's employment agreement provides for a four-year term ending in October 2002 and a current annual base salary of $350,000, and also provides for a performance bonus of $150,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

         Mr. Postal's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $265,000, and also provides for a performance bonus of $115,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

         Mr. Hobbs's employment agreement provides for a 27-month term ending December 2000 and a current annual base salary of $225,000, and also provides for a performance bonus of up to $112,500 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chief Operating Officer. Mr. Hobbs's employment agreement also provides for certain payments relating to Mr. Hobbs's relocation to the Company's European office in Switzerland, including housing and automobile expenses and a Cost of Living Adjustment to Mr. Hobbs's monthly salary not to exceed 15% of such salary.

         These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, 12 to receive their then current base salary and all benefits being provided to them at the time of termination. Each of these employment agreements (other than that of Mr. Hobbs) provides that options awarded pursuant thereto are subject to immediate vesting upon the occurrence of certain change in control events.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee currently is composed of Messrs. Baumer and Swett, each a non-employee director of the Company, and Mr. Schrader. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

COMPENSATION PHILOSOPHY AND POLICY.

         The Company's compensation program generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing shareholder value. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives. The Company's compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options and restricted Common Stock. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's Shareholders.

         Base Salary. During 1998, the Company had employment agreements with each of Messrs. Wills, Kunkel, Postal and Hobbs, as well as with most of the other individuals who served as officers during such period, other than Mr. Schrader. Mr. Schrader's compensation was determined based upon his leadership of the Company in setting and pursuing its financial, operational and strategic objectives. Mr. Schrader did not participate as a member of the Compensation Committee in determining his compensation.

         The Company considers the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company, the salary payable to Mr. Schrader as well as the compensation paid by the Company's competitors are setting base salaries for officers and employees. Due to the increasingly competitive nature of the Company's industry segment, compensation amounts paid by the Company's competitors are expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to continue to attract and retain highly qualified executives.

         Bonuses. All full-time employees of the Company, including executive officers to the extent they are not already entitled to receive a bonus pursuant to the terms of their respective employment agreements, are eligible to receive bonuses from the Company subject to satisfaction of specified performance criteria. For 1998, Messrs. Wills, Kunkel, Postal and Hobbs received bonuses pursuant to the terms of their respective employment agreements. See "Executive Compensation--Employment Agreements." In determining the level of bonus paid to Mr. Schrader in 1998, the Compensation Committee, in addition to consideration of Mr. Schrader's individual performance, took particular note of the Company's overall increased revenues and successful debt offerings during 1998, as well as the Company's continued expansion through the successful completion of the acquisition of 18 Internet Service Providers in the U.S., Canada, Asia and Europe during the fifteen months ended December 31, 1998.

         Stock Awards. To promote the Company's long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made to officers and employees pursuant to the Company's Executive Stock Option Plan, in the form of incentive stock options and non-qualified stock options, pursuant to the Company's Executive Stock Incentive Plan, in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards, and to directors pursuant to the Company's Directors Stock Incentive Plan, in the form of non-qualified stock options. The Company also makes awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants to key personnel in connection with acquisitions, mergers, strategic alliances and other business combinations pursuant to its Strategic Stock Incentive Plan.

         Stock options represent rights to purchase shares of the Company's Common Stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified on the date of grant of the option (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

         Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

         Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award. Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

         In selecting recipients and the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and Company performance.

         No stock awards were made during 1998 to Mr. Schrader. During 1998, Messrs. Wills, Kunkel and Postal were each awarded options to purchase 100,000 shares of the Company's Common Stock under the Company's Executive Stock Incentive Plan, and Mr. Hobbs was awarded options to purchase 150,000 shares of the Company's Common Stock under such plan. In addition, during 1998, Messrs. Kunkel, Postal and Hobbs were awarded options to purchase 100,000 shares of the Company's Common Stock under the Company's Strategic Stock Incentive Plan, and Mr. Wills was awarded options to purchase 125,000 shares of the Company's Common Stock under such plan. Awards made to other executive officers during 1998 consisted of options to purchase an aggregate of 268,500 shares under the Company's Executive Stock Incentive Plan and 16,000 shares under the Company's Strategic Stock Incentive Plan. Total option awards under the Company's Executive Stock Option Plan and the Company's Executive Stock Incentive Plan were made during 1998 with respect to 23,500 and 4,444,760 shares of Common Stock, respectively. Options to purchase 1,990,544 shares of Common Stock were awarded under the Company's Strategic Stock Incentive Plan during 1998. Awards made to directors during 1998 consisted of options with respect to 25,000 shares of Common Stock under the Company's Directors Stock Incentive Plan.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), imposes limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's Shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, the Company and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.

                             COMPENSATION COMMITTEE

                             William H. Baumer, Chairman
                             William L. Schrader
                             Ralph J. Swett


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1998 and written representations from certain reporting persons, that Mr. Swett was inadvertently late in filing a Form 4 reporting a purchase of 10,000 shares of the Company's Common Stock on June 4, 1998. In addition, Sandra
L. Blaisdell and James A. Haid, who were at that time classified by the Company as executive officers and thus were subject to Section 16(a) filing requirements, were inadvertently late in filing Forms 3, each of which was due October 1, 1998 and filed October 16, 1998.

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period from May 1, 1995 through December 31, 1998. Prior to May 1, 1995, the Company's Common Stock was not publicly traded.

                              A GRAPH APPEARS HERE

                         5/2/95    6/30/95     9/30/95     12/31/95     3/31/96     6/30/96    9/30/96     12/31/96
                         ------    -------     -------     --------     ------     -------     -------     --------
PSINet, Inc.             100.00     99.61      140.98      150.00        63.52      75.41       71.31       71.31
NASDAQ Composite Index   100.00    110.97      124.04      125.10       131.64     142.38      147.45      154.70
NASDAQ Telecom Index     100.00    109.80      123.74      125.66       132.17     136.32      128.23      128.45

                         3/31/97   6/30/97     9/30/97     12/31/97     3/31/98    6/30/98     9/30/98     12/31/98
                         ------    -------     -------     --------     -------    -------     -------     --------
PSINet, Inc.              48.36     49.18       52.87       33.61        72.95      85.25       91.40      136.89
NASDAQ Composite Index   146.38    173.21      202.51      189.92       221.83     228.25      206.64      266.51
NASDAQ Telecom Index     119.43    149.92      174.03      189.80       240.75     256.98      228.53      310.58





           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1998, the members of the Compensation Committee of the Company's Board of Directors consisted initially of Messrs. Baumer and Schrader and Mr. William Wilson, who resigned from the Company's Board of Directors effective as of February 25, 1998. Effective as of February 25, 1998, Mr. Wilson was replaced on the Compensation Committee by Mr. Swett. Mr. Schrader is the Chairman of the Company's Board of Directors and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.


PROPOSAL 1 - APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN AND
             RELATED 1999 INTERNATIONAL EMPLOYEE STOCK PURCHASE
             PLAN

         The 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan (the "Purchase Plans") were adopted by the Board of Directors in June 1999 to encourage employees of the Company and its subsidiaries to acquire a proprietary interest in the Company by purchasing Common Stock through voluntary payroll deductions. The U.S. Purchase Plan is designed as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code, and to qualify thereunder must be approved by the Company's Shareholders. The International Employee Stock Purchase Plan for non-U.S.

employees does not provide the same tax incentives due to differences in applicable law. The Board believes this opportunity for employee equity participation will enhance the Company ability to attract, and to promote the retention and motivation of, employees. An aggregate of 1,057,500 shares of the Company's Common Stock has been reserved for issuance under the Purchase Plans.

Administration

         The Board of Directors has appointed a committee of Company executives to serve as the plan administrators of the Purchase Plans. All questions of interpretation or application of the Purchase Plans are determined by the Committee, whose decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

         Any person regularly employed by the Company or a subsidiary of the Company designated by the Committee for at least 20 hours per week is eligible to participate in the applicable Purchase Plan. No person who owns or holds options or rights to acquire, or as result of participation in the U.S. Purchase Plan would own or hold options or rights to acquire, 5% or more of the Company's Common Stock may participate in the Purchase Plans. As of August __, 1999, approximately 1,015 U.S. employees were eligible to participate in the U.S. Purchase Plan. The International Stock Purchase Plan covers certain of the Company's non-U.S. employees as determined from time to time by the Committee depending on the number of employees in a particular jurisdiction and the requirements of applicable local law.

Offering Periods

         Each offering period is a calendar quarter, with the first offering period under the U.S. Purchase Plan commencing in the fourth quarter of 1999.

Purchase of Shares

         Eligible U.S. employees who wish to participate in the U.S. Purchase Plan allocate a portion of their after-tax payroll to the U.S. Purchase Plan, which amount is deducted from the employee's paycheck by the Company and directed to the employee's accumulation account. At the end of each quarter, the employee funds in the accumulation account are used to purchase Common Stock. The Internal Revenue Code imposes a $25,000 market value limit per employee per calendar year on the combined value of the Common Stock purchased through the Purchase Plan as calculated at the beginning of each quarterly purchase period. If an employee reaches this limit at any quarterly purchase date, any remaining funds in the accumulation account will be retained and applied to the next eligible quarterly purchase date.

         Eligible non-U.S. employees who wish to participate in the International Purchase Plan may do so through payroll deduction or through payments to their employer or the Company as established under the International Purchase Plan and/or requirements of applicable local law.

         The employee's stock account is credited with any cash dividends paid on his or her Common Stock in the account. These dividends are automatically reinvested in additional Common Stock at no cost to the employee as the Company pays the transaction fees; the amount of such cash dividends, however, are taxable to the employee. Any stock dividends are also automatically added to the employee's stock account.

         The Company may make a pro rata reduction in the number of shares purchasable if such number exceeds the number of shares available for issuance under the Purchase Plan. When an employee withdraws his or her participation in a Purchase Plan by giving written notice to the Company of his or her election to withdraw, all accumulated payroll deductions will be used to purchase shares of Common Stock on the next purchase date or returned to the employee, if the employee makes the election no later than prior to the payroll period preceding the next purchase date. Upon withdrawal, future payroll deductions will cease. An employee's withdrawal from the Purchase Plan prior to the end of a given offering period does not affect his or her eligibility to participate in succeeding offering periods.

Purchase Price

         The purchase price per share at which shares of Common Stock are sold to participating employees is 85% of the lower of the fair market value per share of Common Stock on (1) the trading day immediately preceding the first business day of the calendar quarter or (2) the trading day immediately preceding the last business day of the calendar quarter. The fair market value of the Common Stock on a given date is determined by reference to the closing price of the Common Stock on The NASDAQ Market.

Payroll Deductions for U.S. Employees

         The funds for purchasing shares for U.S. employees are accumulated by payroll deductions, the rate of which may be increased or decreased by the employee during the offering period. Payroll deductions do not accrue interest. An employee's participation in the Purchase Plan, including the rate of payroll deductions, remains in effect for successive offering periods unless the employee withdraws or amends such participation or such employee's employment is terminated. An employee may discontinue his or her payroll deductions and participation in the Purchase Plans at any time.

Termination of Participation

         An employee's participation in the Purchase Plans is terminated when the employee either voluntarily elects to withdraw his or her entire account, or his or her employment is terminated. Once an employee's participation is terminated, the employee is not entitled to again participate in the Purchase Plans until the first day of the next offering period. Upon termination of participation, the employee is entitled to receive the shares and any funds in his or her individual account. Upon termination of an employee's employment, amounts in that employee's accumulation account will be paid to the employee and his or her participate in the Purchase Plan will cease.

Capital Changes

         In the event any change is made in the Company's capitalization during an offering period, such as a stock split, reverse stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made in the purchase price and in the number of shares purchasable under the Purchase Plans.

         The Purchase Plans will terminate automatically in the event of a dissolution or liquidation of the Company and any funds in the Purchase Plan account will be refunded to employees without interest.

Amendment and Termination of the Purchase Plans

         The Board of Directors may amend the Purchase Plans at any time from time to time or may terminate the Purchase Plan without approval of the Shareholders. However, no such action by the Board of Directors may alter or impair any shares purchased or rights previously granted under the Purchase Plans without the consent of the affected employees.

         The Purchase Plans provide that shareholder approval of any amendment to the Purchase Plans is required to increase the number of shares which can be purchased thereunder, materially modify the eligibility provisions, materially increase the benefits, or reduce the purchase price formula.

U.S. Federal Income Tax Information

         No income will be taxable to an employee participating in the U.S. Purchase Plan at the time of purchase of the shares of Common Stock at the formula discount from fair market value. Upon disposition of the shares, the employee will generally be subject to tax. If the shares have been held by the employee for more than two years after the date of the onset of the offering period and more than one year after the purchase date of the shares, the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the offering period will be taxable as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. Different rules may apply with respect to participating employees subject to Section 16(b) of the Securities Exchange Act of 1934. The Company is not entitled to a deduction for amounts taxable to an employee except to the extent of the ordinary income taxable to an employee upon disposition of shares prior to the expiration of the holding periods described above.

         This is only a summary of the U.S. federal income tax consequences of the Purchase Plan to employees and the Company and this summary does not purport to be complete. Reference should be made to applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an employee's death or the income tax laws of any municipality, state or foreign country in which the employee may reside.

VOTE REQUIRED

         Approval of each of the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan require the affirmative vote of a majority of the votes cast at the Special Meeting. Unless marked to the contrary, proxies received will be voted for approval of the Purchase Plans.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLANS.

PROPOSAL 2 - APPROVAL OF A RESOLUTION PERMITTING THE COMPANY TO ISSUE COMMON
             STOCK AS A DIVIDEND ON ITS 6 3/4% SERIES C
             PREFERRED STOCK

         On April 28, 1999, the Board of Directors approved and adopted an Amendment to the Company's Certificate of Incorporation. This amendment is dated April 30, 1998 and was filed as part of the Certificate of Incorporation on May 3, 1999 (the "Amendment"). In part, it authorized the Company to establish and issue a series of Preferred Stock of the Corporation to be designated 6 3/4% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"). The Amendment also authorized the Company to pay dividends on the Series C Preferred Stock at a yearly rate of 6 3/4% of the Liquidation Preference of $50.00 per share. In addition, the Amendment authorized the Company to pay dividends on the Preferred Stock in the form of shares of the Company's Common Stock subject to applicable law. The creation of the Series C Preferred Stock was effective at the time the Amendment was adopted, but the proposed resolution to permit distribution of Common Stock as a dividend on the Series C Preferred Stock (the "Series C Dividend Resolution"), which is permitted under recent amendments to the New York Business Corporation Law which governs the Company's corporate existence, requires the approval of the majority of the outstanding shares of Common Stock to become effective.

         If the Shareholders approve the Series C Dividend Resolution, the Board of Directors will have discretion to distribute authorized but unissued shares of the Company's Common Stock as dividends to holders of the Series C Preferred Stock. The Board of Directors normally has the power to issue additional authorized shares of the Common Stock, but shareholder approval is required by the New York Business Corporation Law when the Company seeks to distribute shares of one class of stock to holders of another class of stock. Approval of the Series C Dividend Resolution would not require that the Board of Directors pay dividends on the Series C Preferred Stock with shares of Common Stock, since the Board of Directors would continue to have discretion to issue dividends on the Preferred Stock in the form of cash (or, as a third alternative, as a combination of cash and shares of the Common Stock).

         The approval of the Series C Dividend Resolution will not have any effect on the rights and interests of the holders of the Common Stock. However, the issuance of additional shares of the Common Stock could, depending on the circumstances, dilute earnings per share and decrease the book value per share, and each shareholder's percentage ownership of the Company may be proportionately reduced. As of the record date, the Company has approximately __________ shares of its Common Stock issued and outstanding, and an additional number of approximately __________ shares of its Common Stock authorized but unissued.

         The Board of Directors recommends the approval of the Series C Dividend Resolution because it will allow the Company to issue Common Stock as a dividend on the Series C Preferred Stock at the Board's discretion. This will allow the Company greater flexibility to use its cash assets for other purposes, including the acquisition of new capital assets.

         Approval of the Series C Dividend Resolution requires the affirmative vote by holders of a majority of the outstanding shares of Common Stock. Unless marked to the contrary, proxies received will be voted for approval of the Dividend Provision.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE SERIES C DIVIDEND RESOLUTION, PERMITTING THE COMPANY TO ISSUE SHARES OF ITS COMMON STOCK AS A DIVIDEND ON ITS SERIES C PREFERRED STOCK.

PROPOSALS 3 AND 4 - AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The Board of Directors has voted unanimously to approve certain amendments to provisions of the Company's Certificate of Incorporation and to recommend such amendments to the Shareholders. The proposed amendments, if authorized, would: (i) permit the Company to issue shares of one class or series of its capital stock to as a distribution to holders of any other class or series of its capital stock (Proposal 3); and (ii) increase the aggregate number of authorized shares of capital stock (Proposal 4). The text of the proposed amendments is attached to this Proxy Statement as Exhibit A. If authorized by the Shareholders, the proposed amendments to the Company's Certificate of Incorporation will become effective upon the filing of one or more Certificates of Amendment with the Secretary of State of New York, which will occur as soon as practicable after authorization.



PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             CERTIFICATE OF INCORPORATION ALLOWING THE COMPANY F
             TO ISSUE SHARES OF ONE CLASS OF ITS STOCK AS A
             DISTRIBUTION TO HOLDERS OF ANOTHER CLASS OF ITS
             STOCK

         The Board of Directors has adopted a resolution approving and recommending to the Company's Shareholders an amendment to the Company's Certificate of Incorporation granting to the Board of Directors the discretion to issue shares of one class or series of the Company's capital stock as a distribution to holders of another class or series of the Company's capital stock (the "Stock Dividend Amendment"). Recently-enacted amendments to the New York Business Corporation Law, effective in 1998, give the board of directors of a new-formed corporation discretion to, among other things, make such distributions unless expressly prohibited by its certificate of incorporation. Since PSINet Inc. was formed before the statutory amendments were adopted, an amendment to the Company's Certificate of Incorporation is necessary to grant this discretion to the Company's Board of Directors. Otherwise, any such distribution must be approved at a shareholder's meeting. A majority vote of the outstanding shares is necessary to pass the proposed Stock Dividend Amendment and allow the Company to take advantage of the newly modernized New York law.

         If the Shareholders approve the Stock Dividend Amendment, the Board of Directors will have discretion to distribute authorized but unissued shares of any class of stock to holders of shares of any class of stock, without the expense and delay of a shareholder's meeting. For example, the distribution of Common Stock as a dividend on Series C Preferred Stock, which the Shareholders are considering under Proposal 2 at this Special Meeting, would be a matter over which the Board of Directors would have authority if the Stock Dividend Amendment is approved.

         As of the record date, the Company has approximately __________ shares of its Common Stock issued and outstanding, and approximately __________ shares of its Common Stock authorized but unissued. The Company also has approximately __________ shares of its Series C Preferred Stock issued and outstanding, and an additional number of approximately __________ shares of its Preferred Stock authorized but unissued.

         The approval of the Stock Dividend Amendment itself will not have any effect on the interests of the holders of the Company's stock. The Stock Dividend Amendment changes the rights of the holders of the Common Stock only with respect to the right to approve share distributions like the one in question. However, the issuance of additional shares of a series or class of the Company's stock could, depending on the circumstances, dilute earnings per share, and decrease the book value per share, and each shareholder's percentage ownership of the Company may be proportionately reduced.

         The distribution of newly issued shares to the Company's Shareholders would give the Company greater flexibility in the payment of dividends and the use of resources. This will allow the Company to use its cash assets for other purposes if necessary, including the acquisition of new capital assets, to the benefit of the Shareholders of the Company.

         Approval of the Stock Dividend Amendment requires the affirmative vote by holders of a majority of the outstanding shares of Common Stock. Unless marked to the contrary, proxies received will be voted for approval of the Stock Dividend Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK DIVIDEND AMENDMENT, ALLOWING THE BOARD OF DIRECTORS TO ISSUE SHARES OF ONE CLASS OR SERIES OF THE COMPANY'S STOCK AS A DISTRIBUTION TO HOLDERS OF SHARES OF A DIFFERENT CLASS OR SERIES.



PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             CERTIFICATE OF INCORPORATION INCREASING THE  NUMBER
             OF AUTHORIZED SHARES OF CAPITAL STOCK

         The proposed amendment to Paragraph FOURTH of the Company's Certificate of Incorporation, if approved by the Shareholders, will increase the number of authorized shares of the Company's capital stock from 280 million to 530 million shares and the number of authorized shares of the Company's Common Stock from 250 million to 500 million shares.

         The Certificate of Incorporation of the Company currently authorizes the issuance of 280 million shares, of which 250 million shares are authorized to be issued as Common Stock and 30 million shares are authorized to be issued as Preferred Stock. As of the Record Date, August 18, 1999, there were approximately __________ shares of Common Stock outstanding. In addition, _______ shares are reserved for issuance upon conversion of the Company's Series C Preferred Stock, approximately 13,727,764 shares of Common Stock were reserved for issuance in connection with outstanding stock options, __________ shares were reserved for issuance in connection with outstanding warrants to purchase Common Stock and a total of __________ additional shares were reserved for issuance under the Company's Executive Stock Option Plan, Executive Stock Incentive Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan. As a result, the Company has available for issuance __________ shares of Common Stock. If the proposed Employee Stock Purchase Plans are approved (see Proposal 1), the Company will be required to reserve an additional 1,057,500 shares for issuance under those Purchase Plans. If the proposed amendments to the Company's Executive Stock Incentive Plan and Directors Stock Incentive Plan are adopted (see Proposals 5 and 6), the Company will be required to reserve an additional 7,500,000 shares. Assuming all of the Plan proposals are approved and based upon the number of shares authorized for issuance as of August 18, 1999, the Company would have available for issuance only __________ additional shares of Common Stock.

         The Company anticipates that it will continue to seek to acquire assets and businesses of companies providing services complementary to its existing business in furtherance of its strategy to maintain a leadership position as a full service global Internet service provider. In connection with these acquisitions, the Company may issue Common Stock or Preferred Stock that is convertible into Common Stock. The Board of Directors believes that it is advantageous for the Company to be able to act promptly with respect to investment and acquisition opportunities as well as other transactions and that the proposed increase in the number of authorized shares of Common Stock is desirable in order to have the additional authorized shares of Common Stock available, as needed, for possible future financing and acquisition transactions, stock dividends or splits, employee stock plans and for other general corporate purposes determined by the Board of Directors to be in the best interests of the Company. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock, convertible Preferred Stock or other securities exercisable, exchangeable or convertible into Common Stock to be issued without the expense and delay of a Shareholders' meeting, except as may be required by applicable law or regulations. The holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued. The issuance of additional shares might reduce the Shareholders' proportional interest in the Company.

         The increase in authorized shares is not being proposed to provide additional authorized shares of Common Stock that could be issued in an attempt to make more difficult a change in control or takeover of the Company, and the Company has no present intention of issuing additional shares of Common Stock for that purpose. Nevertheless, the additional authorized shares of Common Stock could be issued to make any attempt to change control of the Company more difficult if the Board were to determine that such an attempt was not in the best interests of the Company.

         Approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock requires the affirmative vote by holders of a majority of the outstanding shares of Common Stock. Unless marked to the contrary, proxies received will be voted for approval of this proposed amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF ITS CAPITAL STOCK.


PROPOSALS 5 AND 6 - APPROVAL OF AMENDMENTS TO EACH OF THE
                    EXECUTIVE STOCK INCENTIVE PLAN AND THE
                    STRATEGIC STOCK INCENTIVE PLAN

         Executive Stock Incentive Plan. The Board of Directors has unanimously adopted and recommends that the Shareholders approve an amendment to the Company's Executive Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 11,800,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 15,800,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the Shareholders.

         Approval of the adoption of the amendment to the Executive Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Special Meeting.

         As of August 18, 1999, options to purchase an aggregate of 10,087,778 shares of the Company's Common Stock were outstanding under the Executive Stock Incentive Plan and, without taking into account the proposed amendments to the plan, 115,861 shares remained available for future grants under the plan.
The table under the caption "Option Grants in 1998" provides information with respect to the grant of options under the Executive Stock Incentive Plan during fiscal year 1998 to the executive officers of the Company appearing in the Summary Compensation Table appearing under the heading "Executive Compensation." The following table sets forth additional information with respect to options granted under the Executive Stock Incentive Plan during fiscal year 1998, and 1999 year-to-date, to certain groups:

                                      -28-

                           Fiscal Year 1998                                            1999 Year-to Date
                  ------------------------------------------------------------    ---------------------------------

IDENTITY OF             WEIGHTED AVERAGE                                         WEIGHTED AVERAGE
GROUP                   EXERCISE PRICE ($/SH)          GRANTED(#)               EXERCISE PRICE ($/SH)    GRANTED(#)
-----------                  -----------------        ----------                --------------------     ---------
All executive officers          $9.01                   718,500                 $48.63                   100,000
as a group (9 persons)
Non-executive directors         $0.00                      0                     0.00                            0
as a group (3 persons)
Non-executive officer           $9.08                 3,726,260                 $46.98                 2,170,860
employees as a group
(approximately 830 persons
 in 1998 and approximately
 790 persons in 1999)

         The purpose of the Executive Stock Incentive Plan is to enable the Company to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance record. In the view of the Board of Directors, the plan as well as predecessor plans have been successful in achieving these objectives. In light of the Company's recent expansion and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future. The Company's Executive Stock Incentive Plan was adopted by the Company's Board of Directors on March 1, 1995 and approved by the Shareholders of the Company in April 1995. The plan was amended to increase the number of shares of the Company's Common Stock eligible for issuance thereunder in November 1995, and again in May 1999. The plan presently provides that up to 11,800,000 shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) will be available for awards under the plan. As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 15,800,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). Awards under the plan will be made to persons who have the capability of making a substantial contribution to the success of the Company and may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock awards. Employees may be awarded any type of award under the plan. Consultants may be awarded any type of award except incentive stock options.

         Strategic Stock Incentive Plan. The Board of Directors has unanimously adopted and recommends that the Shareholders approve an amendment to the Company's Strategic Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 4,500,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 8,000,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the Shareholders.

         Approval of the adoption of the amendment to the Strategic Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Special Meeting.

         As of August 18, 1999, options to purchase an aggregate of 3,649,986 shares of the Company's Common Stock were outstanding under the Strategic Stock Incentive Plan and, without taking into account the proposed amendments to the plan, 617,274 shares remained available for future grants under the plan. The table under the caption "Option Grants in 1998" provides information with respect to the grant of options under the Strategic Stock Incentive Plan during fiscal year 1998 to the executive officers of the Company appearing in the Summary Compensation Table appearing under "Executive Compensation." The following table sets forth additional information with respect to options granted under the Strategic Stock Incentive Plan during fiscal year 1998, and in 1999 through the Record Date, to certain groups:


                           Fiscal Year 1998                                        1999 Year-to-Date
                  ------------------------------------------------------------    ----------------------------


IDENTITY OF                     WEIGHTED AVERAGE            OPTIONS             WEIGHTED AVERAGE       OPTIONS
GROUP                           EXERCISE PRICE ($/sh)       GRANTED(#)          EXERCISE PRICE ($/sh)  GRANTED(#)
-----------------                   ----------             --------             -------------------    -------
All executive officers          $10.72                        441,000           $46.46                 435,000
as a group (9 persons)
Non-executive directors         $ 0.00                              0           $ 0.00                       0
as a group (3 persons)
Non-executive officer           $11.72                      1,549,544           $48.20               1,541,988
employees as a group
(approximately 830 persons
 in 1998 and approximately
 1,140 persons in 1999)

         The purpose of the Strategic Stock Incentive Plan is to enable the Company and its subsidiaries in connection with acquisitions, mergers, strategic alliances, joint ventures and other business combination transactions, to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's and its subsidiaries' long-term performance record by creating a long-term mutuality of interests among the employees and consultants and the Shareholders of the Company. The plan provides for the issuance to persons who have the capability of making a substantial contribution to the success of the Company or any one or more of its subsidiaries of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants in connection with acquisitions, mergers, strategic alliances and other business combinations and transactions effected by the Company and/or one or more of its subsidiaries.

         In light of the Company's recent expansion, especially through mergers and acquisitions, and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future. The Company's Strategic Stock Incentive Plan was adopted by the Company's Board of Directors on June 5, 1995 and approved by the Shareholders of the Company in November 1995 and additional shares were authorized to be issued under the Plan in May 1999. Currently, awards under the plan may be made in respect of up to 4,500,000 shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 8,000,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 10,000 per calendar year (subject to substitution or adjustment in the event to any stock dividend, stock split, recapitalization or similar event). Employees may be awarded any type of award offered under the plan. Consultants may be awarded any type of award except incentive stock options. No awards may be made under the plan after the tenth anniversary thereof.

         The following is a summary of certain features common to both the Executive Stock Incentive Plan and the Strategic Stock Incentive Plan (together, the "Plans"). The summary is qualified in its entirety by reference to the Plans, copies of which will be provided upon request. The Plans are also filed with the Securities and Exchange Commission.

         Administration. The Plans are administered by the Compensation Committee of the Board of Directors, none of the members of which, during the one-year period prior to commencement of service thereon or during such service, has been or will be granted any awards pursuant to either of the Plans, subject to certain permitted exceptions. The Compensation Committee has the power to determine the persons to whom, and the time or times at which, awards shall be granted, the type of award to be granted and the number of shares to be subject to each award, to interpret the Plans and to prescribe rules, regulations and procedures in connection with the operation of the Plans. All questions of interpretation and application of the Plans, or as to awards granted under the Plans, are subject to the determination of the Compensation Committee, which will be conclusive and binding.

         Awards. Awards granted under the Plans are evidenced by agreements between the individual employee or consultant and the Company. Incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as options which do not meet the requirements of that section may be granted alone or in tandem with stock appreciation rights. All options will expire not more than 10 years after the date of grant except for incentive stock options granted to holders of more than 10% of the voting power of the Company, which will expire not more than five years after the date of grant. The exercise price for any option issued under the Plans shall be equal to the fair market value of the Company's Common Stock at the time such option is granted provided that, in the case of incentive stock options granted to holders of more than 10% of the voting power of the Company, the exercise price shall equal at least 110% of fair market value. Payment of an option's exercise price may be made in cash, by check or, in certain circumstances, by delivery of shares of Common Stock assigned to the Company, or by a combination of the foregoing. The Company may loan employees amounts in respect of the exercise of options under the Plans provided that such loans are evidenced by interest bearing promissory notes and secured by a pledge of the Company's Common Stock having an aggregate purchase price on the date of exercise at least equal to the principal amount of the note. Options are not transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or, to the extent permitted under the option agreement or under interpretation of the Compensation Committee under Rule 16b-3 of the Exchange Act, by gift to family members or other permitted transferees. Options may be exercised only by the optionee, his or her guardian, his or her legal representative or his or her permitted transferee. Stock appreciation rights may be granted in tandem with options granted under the Plans. Upon exercise of a stock appreciation right, the grantee will receive from the Company cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of the fair market value per share of the Company's Common Stock on the exercise date multiplied by the number of shares with respect to which the right is being exercised over the option exercise price for such number of shares. Restricted stock also may be granted under the Plans provided that any one participant may not receive awards in respect to more than 10,000 shares per year. The Compensation Committee will determine the restrictions that apply to each such grant. During the restricted period, the grantee may not sell or otherwise transfer the restricted stock, but will have the right to vote the restricted stock and to receive dividends, if any. Upon the acquisition of beneficial ownership of 30% or more of the Company's Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change of control events specified in the Plans, including certain mergers and consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights shall become fully exercisable and all restricted stock awards shall become immediately vested.

         Amendments. The Plans may be amended by the Compensation Committee or the Shareholders, provided that the Compensation Committee may not, without shareholder approval, materially increase the benefits accruing to participants under the Plans, materially increase the maximum number of shares as to which awards may be granted under the Plans, increase the number of restricted stock grants per year per participant or change the basis of making performance-based awards for participants whose compensation is subject to Section 162(m) of the Internal Revenue Code, change the minimum exercise price of options or stock appreciation rights, change the class of eligible persons, extend the period for which awards may be granted or exercised or withdraw the authority to administer one or both of the Plans from the Compensation Committee.

         Certain Income Tax Consequences. A participant who is awarded a stock option will not realize any income, nor will the Company be entitled to any deduction, at the time of grant. If a participant who is not an "insider" subject to Section 16(b) of the Exchange Act exercises a non-qualified option, he or she will realize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise and the holding period for capital gain and loss purposes will begin on the date of exercise. In the case of a participant who is a Section 16(b) insider, upon exercise of an option, he or she will realize ordinary income on the first day on which a sale of shares at a profit would not expose the participant to
Section 16(b) liability (the "date of taxation"). The amount of income recognized will be equal to the excess of the fair market value of the shares on the date of taxation over the option price and the holding period for capital gains and losses will begin on the date of taxation. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days from the date of exercise.

         If the exercise price of a non-qualified option is paid by surrendering stock of the Company, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered

"additional shares." The participant will recognize ordinary income upon exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

         If a participant exercises an incentive stock option, he or she will not recognize any income at that time (although the difference between the option price and the fair market value of shares may be subject to the alternative minimum tax) and the Company will not be entitled to any tax deduction. If the option price of an incentive stock option is paid by surrendering stock of the Company, the Internal Revenue Service treats such an exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously acquired shares for an equal number of new shares, both having the same market value. The basis of the new shares will be the same as that of the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the additional shares that a participant will receive pursuant to the exercise. This exchange also results in no gain or loss being recognized at the time of the exchange. The basis of these additional shares, however will equal zero (i.e., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange.

         The Company will be entitled to a deduction for federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option. When a participant disposes of Common Stock acquired through the exercise of a non-qualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation as long-term or short-term capital gains, depending on the holding period of the shares. If the amount received is less than such fair market value of the shares, the difference will be treated as a capital loss for tax purposes. When a participant ultimately sells Common Stock acquired through exercise of an incentive stock option, he or she will recognize long-term capital gain or loss on the difference between the amount received upon disposition and the option price of the shares on the date of exercise provided that the requisite holding periods are satisfied.

         Under current federal tax laws, no income will be recognized by a participant at the time a stock appreciation right is granted to the participant. Ordinary income will be recognized by the participant upon exercise of a stock appreciation right equal to the amount of cash received plus the fair market value, on the date of exercise, of any shares issued. The Company will be entitled to a deduction equal to the amount the participant recognizes as ordinary income and at the time the participant recognizes income.

         The basis of a share acquired pursuant to the exercise of a stock appreciation right will be the amount included in income due to receipt of the share. When the participant disposes of shares acquired pursuant to the exercise of a stock appreciation right, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.

         Unless the participant otherwise elects, receipt of a grant of restricted shares of Common Stock will not result in the recognition of income by the participant. At the time of vesting of ownership of any such shares, the participant will recognize ordinary income equal to the fair market value of such shares. At that time, the Company will be entitled to a deduction. The deduction will be equal to the amount which is taxable to the participant as ordinary income.

         The participant may elect to recognize ordinary income at the time of grant. Any such election must be made within 30 days of grant pursuant to regulations issued under Section 83(b) of the Internal Revenue Code. The amount of such income will be equal to the fair market value of the shares of stock without regard to the restrictions. In such a case, the Company would be entitled to a deduction equal to the amount which is taxable to the participant as ordinary income.

         The basis of a share acquired under a restricted stock grant will be the amount included in ordinary income due to receipt of the share. When the participant disposes of shares acquired under a restricted stock grant, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares (measured from the time the participant recognized ordinary income from the receipt of such shares). If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term loss, depending on the holding period of the shares.

         Vote Required. Approval of the amendments to each of the Executive Stock Incentive Plan and the Strategic Stock Incentive Plan require the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of the Company's Common Stock.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE AMENDMENTS TO EACH OF THE EXECUTIVE STOCK INCENTIVE PLAN AND THE STRATEGIC STOCK INCENTIVE PLAN.



                              SHAREHOLDER PROPOSALS

         The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of Shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the Shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company's stock beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of

Directors reasonably determines is necessary or appropriate to enable the Board of Directors and Shareholders of the Company to consider such proposal.

         Management does not know of any matters which are likely to be brought before the Special Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         The presiding officer at the Special Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Special Meeting.

         Under the rules of the SEC, shareholder proposals intended to be presented at the next annual meeting (to be held in 2000) must be received by the Company on or before December 7, 1999 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Corporate Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.

         A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, is available upon request directed to the Corporate Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170. According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                                                       EXHIBIT A

       PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION OF PSINET, INC.

Proposal 3


A new sixth sentence is hereby added to Paragraph A of Article FOURTH of the Certificate of Incorporation to read in its entirety as follows:

         Except as otherwise provided elsewhere in this Certificate of Incorporation, the Corporation is authorized to make a distribution of shares of any class or series to the holders of the same or any other class or series of shares.

Proposal 4

The first three sentences of Paragraph A of Article FOURTH of the Certificate of Incorporation would be amended to read in their entirety as follows:

         The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Five Hundred Thirty Million (530,000,000). The total number of shares of Common Stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000).


                              (Front Side of Proxy)

                                      PROXY

                                   PSINET INC.
                             510 Huntmar Parl Drive
                             Herndon, Virginia 20170

         SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                       SHAREHOLDERS ON SEPTEMBER 28, 1999

         The undersigned hereby appoints as Proxies, Harold S. Wills and Edward
D. Postal, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of PSINet Inc. (the "Company") held of record by the undersigned on August 18, 1999 at the Special Meeting of Shareholders to be held on September 28, 1999 and any adjournments thereof.

                                                              (SEE REVERSE SIDE)

--------------------------------------------------------------------------------

                             [FOLD AND DETACH HERE]

         You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone or through the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote by telephone or electronically please follow the steps below, and be sure to obtain confirmation that your vote was registered:

         *     Have your proxy card and social security number available.

         * Be ready to enter the PIN number inducated on the reverse side of the card just below the perforation.

         To vote using the telephone:

         * Using a touch-tone telephone. dial 1-800-OK-VOTE (1-800-652-8683) 24 hours a day 7 days a week.

         To Vote using the Internet:

         * Log on to the Internet and go to the website http://www.vote-by-net.com.

         Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.



               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING

                              (Back Side of Proxy)

       /X/     Please mark your
               votes as in this example.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL. THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7





                                            FOR      AGAINST     ABSTAIN
                                           /   /      /   /      /   /
1. APPROVAL OF 1999 EMPLOYEE STOCK
   PURCHASE PLAN AND RELATED 1999
   INTERNATIONAL EMPLOYEE STOCK PURCHASE
   PLAN
                                             FOR      AGAINST     ABSTAIN
                                            /   /      /   /      /   /
2. APPROVAL FOR THE COMPANY TO ISSUE
   COMMON STOCK AS A DIVIDEND ON ITS
   SERIES C PREFERRED STOCK
                                             FOR      AGAINST     ABSTAIN
                                            /   /      /   /      /   /
3. APPROVAL OF AN AMENDMENT TO THE
   COMPANY'S CERTIFICATE OF INCORPORATION
   TO ALLOW THE COMPANY TO ISSUE SHARES OF
   ONE CLASS OF ITS STOCK AS DISTRIBUTION TO
   HOLDERS OF ANOTHER CLASS OF ITS STOCK
                                             FOR      AGAINST     ABSTAIN
                                            /   /      /   /      /   /
4. APPROVAL OF AN AMENDMENT TO THE
   COMPANY'S CERTIFICATE OF INCORPORATION
   TO INCREASE THE NUMBER OF AUTHORIZED
   SHARES OF ITS CAPITAL STOCK
                                             FOR      AGAINST     ABSTAIN
                                            /   /      /   /      /   /
5. APPROVAL OF AMENDMENTS TO THE
   COMPANY'S EXECUTIVE STOCK INCENTIVE PLAN

                                             FOR      AGAINST     ABSTAIN
                                            /   /      /   /      /   /
6. APPROVAL OF AMENDMENTS TO THE
   COMPANY'S STRATEGIC STOCK
   INCENTIVE PLAN


7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
   VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE
   THE MEETING.

I PLAN TO ATTEND THE SPECIAL MEETING / /

If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer stating his title. Trustees, guardians, executors and other fiduciaries should sign in their official capacity giving their full title as such.
If a partnership, please sign in the partnership name by authorized persons.
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                    -------------------------------------------
                                    -------------------------------------------
                                    SIGNATURE(S)                        DATE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE..  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
STATES OF AMERICA.
 -------------------------------------------------------------------------------
                             [FOLD AND DETACH HERE]

                                   PSINET INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         PSINet Inc. (the "Company") hereby establishes its 1999 Employee Stock Purchase Plan (the "Plan") as follows:

         1. Purpose of the Plan. This Plan is adopted to provide eligible employees who wish to become shareholders in the Company and/or to increase their share ownership with a convenient method of doing so through accumulated payroll deductions. The Company's management and Board of Directors believe that employee participation in the ownership of the business is to the mutual benefit of the employees and the Company. The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in
Section 423(b) of the Code.

         2.       Certain Definitions.

         2.1 "Accumulation Account" means the funds accumulated with respect to an eligible Employee as a result of deductions from such Employee's paycheck for the purpose of purchasing stock under this Plan.

         2.1      "Board" means the Board of Directors of the Company.

         2.2      "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" means a Committee designated by the Board to administer the Plan or, if at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

         2.4 "Common Stock" means the Company's common stock, $0.01 par value.

         2.5 "Compensation" means regular base pay and variable compensation for sales personnel and shall exclude other compensation, including bonuses.

         2.6 "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to have its employees participate in the Plan.

         2.7 "ESPP Agent" means the financial services or brokerage firm designated by the Company to act as administrative agent of the Plan.

         2.8 "Effective Date" means the date of approval of the Plan by the shareholders of the Company.

         2.9 "Employee" shall mean any individual employed by the Company or any Designated Subsidiary, including any individual on leave or other leave of absence approved by the Company; provided that where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         2.9      "Enrollment Date" means the first day of each Offering Period.

         2.10     "Exercise Date" means the last day of each Offering Period.

         2.11 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (a) the last reported sale of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or
(b) if such Common Stock is listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (c) if such Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if none of the foregoing is applicable, then the fair market value of a share of Common Stock as determined by the Committee in its discretion.

         2.12 "Offering Period" or "Offering" means the period beginning with the date an option is granted under the Plan and ending with the date determined by the Committee. During the term of the Plan there will be a series of separate consecutive six-month Offering Periods, with the first Offering Period commencing on the first pay period of the fourth quarter of 1999, and thereafter, Offering Periods will commence on the first pay period of the second quarter and the fourth quarter of each subsequent calendar year, provided that the final Offering Period will end prior to the termination of the Plan.

         2.13 "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         2.14 "Stock Account" shall mean the account established to hold Common Stock purchased by an Employee pursuant to Section 11.1.

         2.15 "Subsidiary" shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                      -3-
         3.       Administration.

         3.1 The Plan will be administered by the Committee. The Committee will have the final power to determine all questions of policy and administrative procedure that may arise in the administration of the Plan and will administer, or will direct the ESPP Agent to administer, the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code and the regulations thereunder, as amended from time to time.

         3.2 The Committee has the power, subject to the express provisions of the Plan, to: (a) determine whether a grant of options to purchase Common Stock will be made at the commencement of each Offering Period; (b) designate from time to time which Subsidiaries of the Company will be eligible to have their employees participate in the Plan; and (c) construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration, including correcting any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem appropriate to make the Plan fully effective; (d) amend the Plan, or recommend to the Board any Plan amendments which require shareholder approval, as provided in Section 17; (e) exercise such other powers and to perform such acts in connection with the Plan as the Committee determines will promote the best interests of the Company.

         4.       Shares Subject to the Plan.

         4.1 The number of shares of Common Stock for which options may be granted under the Plan is 1,057,500 shares less any shares issued under the Company's 1999 International Employee Stock Purchase Plan. If any option granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the Plan.

         4.2 The Common Stock subject to the Plan may be unissued shares or reacquired shares, purchased on the market or otherwise. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

         5.       Eligibility.

         5.1 Any Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period, except as otherwise provided in the Plan.

         5.2 An Employee will not be granted an option under the Plan (a) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or

(b) if such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries results in such Employee having the right to purchase in a calendar year stock whose Fair Market Value exceeds $25,000 (determined based on the Fair Market Value of the shares at the time such option is granted) as provided in Section 423(b)(8) of the Code.

         5.3 Officers of the Company are eligible to participate in Offerings under the Plan, provided, however, that the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

         5.4 For purposes of this Plan, an eligible Employee shall not include any individual who performs services for the Company or a Designated Subsidiary solely as an independent contractor, consultant or employee of a third party employment or leasing agency.

         6. Grant of Options. The Committee will determine, prior to the Enrollment Date for any Offering Period, whether to grant options to purchase Common Stock of the Company under the Plan to eligible Employees. Unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this Plan.

         7.       Participation.

         7.1 An eligible Employee may become a participant in any Offering Period under the Plan by completing an enrollment agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent, by the applicable Enrollment Date.

         7.2 Payroll deductions for an Employee shall commence on the first payday following the Enrollment Date and will continue through the Offering Period unless terminated by the Employee as provided in Section 12 or unless the Plan is terminated as provided in Section 17.

         8.       Payroll Deductions.

         8.1 At the time an Employee files the enrollment agreement, the Employee will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding a total of 15% (or such other percentage as the Committee may determine) of the Compensation which the Employee receives on each payday during the Offering Period.

         8.2 All payroll deductions made for an Employee shall be credited to his or her Accumulation Account under the Plan. An Employee may not make any additional payments into the Accumulation Account. The funds allocated to an Employee's Accumulation Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company until used to purchase Common Stock on an Exercise Date or returned to the Employee. No interest will be paid or accrued on any money in the Accumulation Accounts of participating Employees.

         8.3 An Employee may discontinue such Employee's participation in the Plan as provided in Section 12. An Employee's enrollment agreement shall be effective for successive Offering Periods unless terminated as provided in
Section 12. To increase or decrease the rate of payroll deductions (within the limitations of the Plan), with respect to the next Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction rate. Such change in rate of payroll deduction shall be effective at the beginning of the next Offering Period following the Company's receipt of the new enrollment agreement.

         8.4 To the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2 of this Plan, an Employee's payroll deductions will be decreased by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") if the aggregate of all such Employee's payroll deductions which were previously used to purchase Common Stock under the Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code
Section 423(b)(8). Payroll deductions shall recommence at the rate provided in such Employee's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless terminated by the Employee as provided in Section 12 or termination of the Plan as provided in Section 17.

         8.5 On the Exercise Date, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of by the Employee, the Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition by the Employee of Common Stock under the Plan.

         9. Exercise of the Option on the Exercise Date. Each Employee who continues to be an Employee in an Offering on the Exercise Date will be deemed to have exercised his option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price, provided that the maximum number of shares that an Employee can purchase in any single Offering Period cannot exceed ______.

         10. Employee's Rights as a Shareholder. No Employee will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the Common Stock has been issued by the Company.

         11.      Evidence of Stock Ownership.

         11.1 Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited into a Stock Account established in the Employee's name at the ESPP Agent.

         11.2 The Employee may direct, by written notice to the Company at the time of the Employee's enrollment in the Plan, that the Stock Account with the ESPP Agent be established in the names of the Employee and one other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

         11.3 An Employee may undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in the a Stock Account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Employee's Stock Account at the ESPP Agent until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Employee may move those shares to another brokerage account of Employee's choosing or request that a stock certificate be issued and delivered to him.

         12.      Withdrawal.

         12.1 An Employee may withdraw from an Offering in whole but not in part, at any time prior to the beginning of the payroll period immediately preceding the next Exercise Date by delivering a withdrawal notice to the Company or, if so directed by the Company, with the ESPP Agent, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

         12.2 To re-enter the Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with Section 7.1. The Employee's re-entry into the Plan will not become effective before the beginning of the next Offering following his withdrawal.

         13. Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the Employee's Accumulation Account shall be used for option exercises in the new Offering, unless the Employee has withdrawn from the Offering by providing proper notice to Company. Upon termination of the Plan, the balance of each Employee's Accumulation Account shall be refunded to him.

         14. No Employment Rights. Neither the Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall the Plan or any option granted under the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

         15. Rights Not Transferable. No Employee may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee's

Accumulation Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. If any such action is taken by the Employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 12. An option can only be exercised by the Employee to whom the option has been granted.

         16. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, any outstanding option shall terminate and the balance in the Accumulation Account of Employee whose employment has terminated will be paid to the Employee or, in the event of the Employee's death, to his estate.

         17. Amendment or Discontinuance of the Plan. The Committee will have the right to amend, modify, or terminate the Plan at any time without notice, provided that no Employee's existing rights under any Offering already made under Section 6 hereof may be adversely affected thereby, and provided that any amendment will be subject to shareholder approval if shareholder approval is required under the Code or other applicable law.

         18. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.

         19. Notices. All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

         20.      Change of Control.

         20.1 Notwithstanding other provisions of the Plan, in the event of a "Change in Control" of the Company (as defined in Section 20.3 below), all of the options of a participating Employee shall become immediately exercisable, unless directed otherwise by a resolution of the Board or an appropriate committee thereof adopted prior to and specifically relating to the occurrence of such change in control.

         20.2 In the event of a Change in Control, unless otherwise determined by the Board as provided in Section 20.1 or by required law, each participating Employee shall have the right at any time thereafter to and including the original Exercise Date for such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan

         20.3     For purposes of this Section 20, "Change in Control" means:

         (a)      there shall be consummated

                  (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger, or

                  (ii) any sale, lease, exchange, or other transfer (in one transaction or a series or related transactions) of all, or substantially all, or the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

         (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         (c) any person (as such term is used in Sections 13(c) and 14(d) of the Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it become such 30% beneficial owner; or

         (d) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Broad (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

         21. Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) December 31, 2009; (b) the date the Committee acts to terminate the Plan in accordance with Section 17 above; or (c) the date when all shares reserved under the Plan have been purchased. Prior to the occurrence of such events, on such date as the Committee may determine, the Company may permit a participating Employee to exercise the option to purchase shares of Common Stock for as many full shares as the balance of his Accumulation Account will allow at the lower of Fair Market Value on the Enrollment Date or the date on which the option is permitted to be exercised. If the Employee elects to purchase shares, the remaining balance of his Accumulation Account will be refunded to the Employee after such purchase;

         22. Limitations on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his own affairs. An Employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with the terms of the Plan, any applicable Federal or state securities laws and applicable withholding taxes. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         23. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares of Common Stock.

Adopted by the Board of Directors: ______________
Approved by Shareholders: ____________________

                                   PSINET INC.
                 1999 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

         PSINet Inc. (the "Company") hereby establishes its 1999 International Employee Stock Purchase Plan (the "International Plan") as follows:

         1. Purpose of the International Plan. This International Plan is adopted to provide eligible employees who wish to become shareholders in the Company and/or to increase their share ownership with a convenient method of doing so. The Company's management and Board of Directors believe that employee participation in the ownership of the business is to the mutual benefit of the employees and the Company. The Company adopts this International Plan as a companion and supplement with flexibility required under local law for non-U.S. employees to its 1999 Employee Stock Purchase Plan.

         2.       Certain Definitions.

         2.1 "Accumulation Account" means the funds accumulated with respect to an eligible Employee as a result of deductions from such Employee's paycheck or by check or wire transfer from the Employee to the individual's employer or the Company, as the case may be, for the purpose of purchasing stock under this International Plan.

         2.1      "Board" means the Board of Directors of the Company.

         2.2 "Committee" means a Committee of the Board or appropriate officers or employees of the Company or a Designated Subsidiary designated by the Board to administer the International Plan or, if at any time no Committee shall be in office, then the functions of the Committee specified in the International Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

         2.3 "Common Stock" means the Company's common stock, $0.01 par value.

         2.4 "Compensation" means regular base pay and variable compensation for sales personnel and shall exclude other compensation, including bonuses.

         2.5 "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to have its employees participate in the International Plan.

         2.6 "ESPP Agent" means the financial services or brokerage firm designated by the Company to act as administrative agent of the International Plan.

         2.7 "Effective Date" means the date, after approval of the International Plan by the shareholders of the Company, approved by the Board or the Committee for implementation of the International Plan in the country where the Employee is employed by the Company or a Designated Subsidiary.

         2.8 "Employee" shall mean any individual employed by the Company or any Designated Subsidiary, including any individual on leave or other leave of absence approved by the Company; provided that where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave, subject to such variations as the Board or the Committee may deem necessary or desirable under Local Law.

         2.9      "Enrollment Date" means the first day of each Offering Period.

         2.10     "Exercise Date" means the last day of each Offering Period.

         2.11 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (a) the last reported sale of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or
(b) if such Common Stock is listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (c) if such Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if none of the foregoing is applicable, then the fair market value of a share of Common Stock as determined by the Committee in its discretion.

         2.12 "Local Law" means the laws and regulations of the country or local jurisdiction in which the Employee is employed or resides, as applicable to this International Plan.

         2.13 "Offering Period" or "Offering" means the period beginning with the date an option is granted under the International Plan and ending with the date determined by the Committee. During the term of the International Plan there will be a series of separate consecutive six-month Offering Periods, with the first Offering Period commencing on the first pay period of the calendar quarter after the Effective Date of the International Plan in the applicable jurisdiction. The final Offering Period will end prior to the termination of the International Plan.

         2.14 "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         2.15 "Stock Account" shall mean the account established to hold Common Stock purchased by an Employee pursuant to Section 11.1.

         2.16 "Subsidiary" shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.       Administration.

         3.1 The International Plan will be administered by the Committee. The Committee will have the final power to determine all questions of policy and administrative procedure that may arise in the administration of the International Plan and will administer, or will direct the ESPP Agent to administer, the International Plan to comply with applicable Local Law, including, without limitation, form of payment by the Employee, withholding for applicable taxes, etc.

         3.2 The Committee has the power, subject to the express provisions of the International Plan, to: (a) determine whether a grant of options to purchase Common Stock will be made at the commencement of each Offering Period;
(b) designate from time to time which Subsidiaries of the Company will be eligible to have their employees participate in the International Plan; and (c) construe and interpret the International Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration, including correcting any defect, omission or inconsistency in the International Plan, in a manner and to the extent it shall deem appropriate to make the International Plan fully effective; (d) amend the International Plan, or recommend to the Board any International Plan amendments which require shareholder approval, as provided in Section 17; (e) exercise such other powers and to perform such acts in connection with the International Plan as the Committee determines will promote the best interests of the Company.

         4.       Shares Subject to the International Plan.

         4.1 The number of shares of Common Stock for which options may be granted under the International Plan is 1,057,500 shares less any shares issued under the Company's 1999 Employee Stock Purchase Plan. If any option granted under the International Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the International Plan.

         4.2 The Common Stock subject to the International Plan may be unissued shares or reacquired shares, purchased on the market or otherwise. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the International Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

         5.       Eligibility.

         5.1 Any Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date occurring after the Effective Date of the Plan in the jurisdiction where the Employee is employed,will be eligible to participate in the International Plan for that Offering Period, except as otherwise required by Local Law.

         5.2 An Employee will not be granted an option under the International Plan (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (b) if such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries results in such Employee having the right to purchase in a calendar year stock whose Fair Market Value exceeds $25,000 (determined based on the Fair Market Value of the shares at the time such option is granted).

         5.3 Officers of the Company are eligible to participate in Offerings under the International Plan, provided, however, that the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of the U.S. Internal Revenue Code shall not be eligible to participate.

         5.4 For purposes of this International Plan, an eligible Employee shall not include any individual who performs services for the Company or a Designated Subsidiary solely as an independent contractor, consultant or employee of a third party employment or leasing agency.

         6. Grant of Options. The Committee will determine, prior to the Enrollment Date for any Offering Period, whether to grant options to purchase Common Stock of the Company under the International Plan to eligible Employees. Unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this International Plan.

         7.       Participation.

         7.1 An eligible Employee may become a participant in any Offering Period under the International Plan by completing an enrollment agreement complying with Local Law and in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent, by the applicable Enrollment Date.

         7.2 Payroll deductions, if permitted under Local Law, for an Employee shall commence on the first payday following the Enrollment Date and will continue through the Offering Period unless terminated by the Employee as provided in Section 12 or unless the International Plan is terminated as provided in Section 17.

         8.       Payroll Deductions.

         8.1 At the time an Employee files the enrollment agreement, if permitted under Local Law, the Employee will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding a total of 15% (or such other percentage as the Committee may determine) of the Compensation which the Employee receives on each payday during the Offering Period or the Employee may pay such amounts to such individual's employer or the Company as determined by the Committee in compliance with Local Law.

         8.2 Any payroll deductions made for, or payments made by, an Employee shall be credited to his or her Accumulation Account under the International Plan. An Employee may not make any additional payments into the Accumulation Account. The funds allocated to an Employee's Accumulation Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company until used to purchase Common Stock on an Exercise Date or returned to the Employee, unless otherwise required under Local Law. No interest will be paid or accrued on any money in the Accumulation Accounts of participating Employees unless otherwise required under Local Law.

         8.3 An Employee may discontinue such Employee's participation in the International Plan as provided in Section 12. An Employee's enrollment agreement shall be effective for successive Offering Periods unless terminated as provided in Section 12. To increase or decrease the rate of payroll deductions or direct payments by the Employee, as applicable, (within the limitations of the International Plan), with respect to the next Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction rate. Such change in rate of payroll deduction shall be effective at the beginning of the next Offering Period following the Company's receipt of the new enrollment agreement.

         8.4 To the extent necessary to comply with Section 5.2 of this International Plan, an Employee's payroll deductions or permitted payments will be decreased by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") if the aggregate of all such Employee's payroll deductions which were previously used to purchase Common Stock under the International Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code Section 423(b)(8). Payroll deductions shall, and permitted payments may, recommence at the rate provided in such Employee's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless terminated by the Employee as provided in Section 12 or termination of the International Plan as provided in Section 17.

         8.5 On the Exercise Date, or at the time some or all of the Company's Common Stock issued under the International Plan is disposed of by the Employee, the Employee must make adequate provision for the Company's tax or other withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, to the extent permitted under Local Law, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition by the Employee of Common Stock under the International Plan.

         9. Exercise of the Option on the Exercise Date. Each Employee who continues to be an Employee in an Offering on the Exercise Date will be deemed to have exercised his option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the International Plan as his accumulated payroll deductions or payments on such date will pay for at the option price, provided that the maximum number of shares that an Employee can purchase in any single Offering Period cannot exceed ______.

         10. Employee's Rights as a Shareholder. No Employee will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the Common Stock has been issued by the Company.

         11.      Evidence of Stock Ownership.

         11.1 Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited into a Stock Account established in the Employee's name at the ESPP Agent.

         11.2 The Employee may direct, by written notice to the Company at the time of the Employee's enrollment in the International Plan, that the Stock Account with the ESPP Agent be established in the names of the Employee and one other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable Local Law.

         11.3 An Employee may undertake a disposition of the shares in the a Stock Account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Employee's Stock Account at the ESPP Agent until any applicable holding period set forth in Local Law has been satisfied. With respect to shares for which the applicable holding period, if any, has been satisfied, the Employee may move those shares to another brokerage account of Employee's choosing or request that a stock certificate be issued and delivered to him.

         12.      Withdrawal.

         12.1 An Employee may withdraw from an Offering in whole but not in part, at any time prior to the beginning of the payroll period immediately preceding the next Exercise Date by delivering a withdrawal notice to the Company or, if so directed by the Company, with the ESPP Agent, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

         12.2 To re-enter the International Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with
Section 7.1. The Employee's re-entry into the International Plan will not become effective before the beginning of the next Offering following his withdrawal.

         13. Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the Employee's Accumulation Account shall be used for option exercises in the new Offering, unless the Employee has withdrawn from the Offering by providing proper notice to Company. Upon termination of the International Plan, the balance of each Employee's Accumulation Account shall be refunded to him.

         14. No Employment Rights. Neither the International Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall the International Plan or any option granted under the International Plan interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

         15. Rights Not Transferable. No Employee may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee's Accumulation Account or any rights with regard to the exercise of an option or to receive shares under the International Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee, except as otherwise required under Local Law. If any such action is taken by the Employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 12. An option can only be exercised by the Employee to whom the option has been granted.

         16. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, any outstanding option shall terminate and the balance in the Accumulation Account of Employee whose employment has terminated will be paid to the Employee or, in the event of the Employee's death, to his estate.

         17. Amendment or Discontinuance of the International Plan. The Committee will have the right to amend, modify, or terminate the International Plan as to all Employees, or as to any Employees or all Employees of any Subsidiary as required or permitted by Local Law, at any time without notice, provided that no Employee's existing rights under any Offering already made under Section 6 hereof may be adversely affected thereby unless such otherwise required by Local Law, and provided that any amendment will be subject to shareholder approval if shareholder approval is required under applicable law.

         18. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the International Plan, and in the number of shares which an Employee is entitled to purchase.

         19. Notices. All notices or other communications by an Employee to the Company under or in connection with the International Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

         20.      Change of Control.

         20.1 Notwithstanding other provisions of the International Plan, in the event of a "Change in Control" of the Company (as defined in Section 20.3 below), all of the options of a participating Employee shall become immediately exercisable, unless directed otherwise by a resolution of the Board or an appropriate committee thereof adopted prior to and specifically relating to the occurrence of such change in control.

         20.2 In the event of a Change in Control, unless otherwise determined by the Board as provided in Section 20.1 or by required law, each participating Employee shall have the right at any time thereafter to and including the original Exercise Date for such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the International Plan

         20.3     For purposes of this Section 20, "Change in Control" means:

         (a)      there shall be consummated

                  (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger, or

                  (ii) any sale, lease, exchange, or other transfer (in one transaction or a series or related transactions) of all, or substantially all, or the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

         (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         (c) any person (as such term is used in Sections 13(c) and 14(d) of the Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it become such 30% beneficial owner; or

         (d) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Broad (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

         21. Termination of the International Plan. This International Plan shall terminate at the earliest of the following: (a) December 31, 2009; (b) the date the Committee acts to terminate the International Plan in accordance with
Section 17 above; or (c) the date when all shares reserved under the International Plan have been purchased. Prior to the occurrence of such events, on such date as the Committee may determine, the Company may permit a participating Employee to exercise the option to purchase shares of Common Stock for as many full shares as the balance of his Accumulation Account will allow at the lower of Fair Market Value on the Enrollment Date or the date on which the option is permitted to be exercised. If the Employee elects to purchase shares, the remaining balance of his Accumulation Account will be refunded to the Employee after such purchase;

         22. Limitations on Sale of Common Stock Purchased Under the International Plan. The International Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his own affairs. An Employee, therefore, may sell stock purchased under the International Plan at any time he chooses, subject to compliance with the terms of the International Plan, any applicable securities laws and applicable withholding taxes or other requirements of Local Law. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         23. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this International Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares of Common Stock.

Adopted by the Board of Directors: ______________
Approved by Shareholders: ____________________